CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Society Pass Incorporated

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2022, relating to the financial statements, which appears in Society Pass Incorporated Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM, LLP

New York, New York
March 31, 2023